Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Kingstone Companies, Inc. on Form S-8, for registering shares under the 2005 Equity Participation Plan, of our report dated April 7, 2010, relating to the consolidated financial statements which report appears in the December 31, 2010 Annual Report on Form 10-K.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey
April 5, 2011